Deutsche Strategic Municipal Income
Trust (the "Fund")

Sub-Item 77Q1(a): Copies of material
amendments to the Fund's charter or
by-laws

A copy of the Fund's Statement
Establishing and Fixing the Rights and
Preferences of Floating Rate Municipal
Term Preferred Shares (the
"Statement") is incorporated by
reference to the Fund's Form NSAR-B,
File No. 811-05767, dated November
30, 2012, as filed with the Commission
on January 30, 2013 (SEC Accession
Number 0000088053-13-000098).
Appendix B to the Statement, which
establishes Floating Rate Municipal
Term Preferred Shares, Series 2018, is
attached hereto as an Exhibit under
Sub-Item 77Q1(a).


APPENDIX B
DEUTSCHE STRATEGIC MUNICIPAL
INCOME TRUST
FLOATING RATE MUNICIPAL TERM
PREFERRED SHARES, SERIES 2018
Preliminary Statement and
Incorporation by Reference
This Appendix establishes a Series of
Floating Rate Municipal Term Preferred
Shares of Deutsche Strategic Municipal
Income Trust.  Except as set forth
below, this Appendix incorporates by
reference the terms applicable to all
Series of such Floating Rate Municipal
Term Preferred Shares as set forth in
that "Statement Establishing and Fixing
the Rights and Preferences of Floating
Rate Municipal Term Preferred Shares"
dated November 19, 2012 (the "MTPS
Statement").  This Appendix has been
adopted by resolution of the Board of
Trustees of Deutsche Strategic
Municipal Income Trust or a duly
authorized Committee.  Capitalized
terms used herein but not defined
herein have the respective meanings
therefor set forth in the MTPS
Statement.
Section 1.	Designation as to
Series.
Floating Rate Municipal Term Preferred
Shares, Series 2018:  a series of Two
Thousand Eight Hundred (2,800) shares
of Preferred Shares classified as
Floating Rate Municipal Term Preferred
Shares is hereby designated as the
"Floating Rate Municipal Term
Preferred Shares, Series 2018" (the
"Series 2018 MTPS Shares").  Each
share of such Series shall have such
preferences, voting powers,
restrictions, limitations as to dividends
and other distributions, qualifications
and terms and conditions of
redemption, in addition to those
required by applicable law and those
that are expressly set forth in the
Declaration and the MTPS Statement
(except as the MTPS Statement may be
expressly modified by this Appendix), as
are set forth in this Appendix B.  The
Series 2018 MTPS Shares shall
constitute a separate series of Preferred
Shares and of the Floating Rate
Municipal Term Preferred Shares and
each Series 2018 MTPS Share shall be
identical.  The following terms and
conditions shall apply solely to the
Series 2018 MTPS Shares:
Section 2.	Number of Authorized
Shares of Series.
The number of authorized shares is Two
Thousand Eight Hundred (2,800).
Section 3.	Date of Original Issue
with respect to Series.
The Date of Original Issue is June 1,
2015.
Section 4.	Liquidation Preference
Applicable to Series.
The Liquidation Preference is $25,000
per share.
Section 5.	Term Redemption Date
Applicable to Series.
The Term Redemption Date is June 1,
2018, subject to extension pursuant to
Section 2.5(a) of the MTPS Statement.
Section 6.	Liquidity Account Initial
Date Applicable to Series.
The Liquidity Account Initial Date is
December 1, 2017 or, if applicable, the
date that is six months prior to the
Term Redemption Date as extended
pursuant to Section 2.5(a) of the MTPS
Statement or, if such date is not a
Business Day, the Business Day
immediately preceding such date.
Section 7.	Exceptions to Certain
Definitions Applicable to the Series.
The following definitions contained
under the heading "Definitions" in the
MTPS Statement are hereby amended
as follows with respect to the Series
2018 MTPS Shares:
"Applicable Spread" means, with
respect to any Rate Period for the
Series 2018 MTPS Shares, the
percentage per annum set forth in the
table directly below opposite the
highest applicable credit rating assigned
to the 2018 MTPS Shares, unless the
lowest applicable credit rating is below
A3/A-, in which case the Applicable
Spread shall mean the percentage per
annum set forth below opposite the
lowest applicable credit rating assigned
to such Series by any Rating Agency on
the Rate Determination Date for such
Rate Period; provided, however, that, if
such Series is not assigned a credit
rating by any Rating Agency on the Rate
Determination Date for any Rate Period
for such Series as a result of each
NRSRO that would otherwise constitute
a Rating Agency ceasing to rate tax-
exempt closed-end investment
companies generally, "Applicable
Spread" means, with respect to such
Rate Period, (i) the percentage per
annum in such table set forth opposite
the lowest applicable credit rating most
recently assigned to such Series by any
Rating Agency prior to such Rate
Determination Date or (ii) 6.25% per
annum if such percentage per annum
set forth opposite such lowest
applicable credit rating is 4.00% per
annum.
Long-Term Ratings*
Moody's	Fitch	Applicable
Percentage**
Aaa to Aa3	AAA to AA-	1.00%
A1	A+	1.20%
A2	A	1.40%
A3	A-	1.60%
Baa1	BBB+	2.50%
Baa2	BBB	2.65%
Baa3	BBB-	2.80%
Below Baa3	Below BBB- 	4.00%

*	And/or the equivalent long-
term rating of an Other Rating Agency
then rating the MTPS Shares.
**	Unless an Increased Rate Period
is in effect for the relevant Rate Period
or the Increased Rate otherwise applies
to any portion of a Rate Period, in
which case the Applicable Spread shall
be 6.25% for such period or portion
thereof, as the case may be.
"Rating Agencies" means, as of any date
and in respect of the Series 2018 MTPS
Shares, (i) each of Moody's and Fitch
and (ii) any other NRSRO designated as
a Rating Agency on such date in
accordance with Section 2.7, in each
case, only if it maintains a current credit
rating for such Series on such date and
the Board of Trustees has not
terminated its designation as a Rating
Agency in accordance with Section 2.7.
Moody's and Fitch have initially been
designated as the Rating Agencies for
purposes of the Series 2018 MTPS
Shares.  In the event that at any time
any Rating Agency (i) ceases to be a
Rating Agency for purposes of such
Series and such Rating Agency has been
replaced by another Rating Agency in
accordance with Section 2.7, any
references to any credit rating of such
replaced Rating Agency in this
Statement or any Appendix shall be
deleted for purposes hereof as provided
below and shall be deemed instead to
be references to the equivalent credit
rating of the Rating Agency that has
replaced such Rating Agency as of the
most recent date on which such
replacement Rating Agency published
credit ratings for such Series or (ii)
designates a new rating definition for
any credit rating of such Rating Agency
with a corresponding replacement
rating definition for such credit rating of
such Rating Agency, any references to
such replaced rating definition of such
Rating Agency contained in this
Statement or any Appendix shall
instead be deemed to be references to
such corresponding replacement rating
definition.  In the event that at any time
the designation of any Rating Agency as
a Rating Agency for purposes of any
Series of MTPS Shares is terminated in
accordance with Section 2.7, any credit
rating of such terminated Rating
Agency, to the extent it would have
been taken into account in any of the
provisions of this Statement or the
Appendix for such Series, shall be
disregarded, and only the credit ratings
of the then-designated Rating Agencies
for such Series shall be taken into
account for purposes of this Statement
and such Appendix, provided that, for
purposes of determining the Dividend
Rate applicable to a Rate Period, any
designation of a Rating Agency after the
Rate Determination Date for such Rate
Period will take effect on or as of the
next succeeding Rate Determination
Date.
"SIFMA Municipal Swap Index" means
the Securities Industry and Financial
Markets Association Municipal Swap
Index, or such other weekly, high-grade
index comprised of seven-day, tax-
exempt variable rate demand notes
produced by Municipal Market Data,
Inc. or its successor, or as otherwise
designated by the Securities Industry
and Financial Markets Association;
provided, however, that if such index is
no longer produced by Municipal
Market Data, Inc. or its successor, then
SIFMA Municipal Swap Index shall mean
(i) the S&P Municipal Bond 7 Day High
Grade Rate Index produced by Standard
& Poor's Financial Services LLC or its
successors or (ii) if the S&P Municipal
Bond 7 Day High Grade Rate Index is no
longer produced, such other reasonably
comparable index selected in good faith
by the Board of Trustees of the Fund.
Section 8.	Additional Definitions
Applicable to the Series.
The following terms shall have the
following meanings (with terms defined
in the singular having comparable
meanings when used in the plural and
vice versa), unless the context
otherwise requires:
(a)	"Dividend Payment Date"
means, with respect to the Series 2018
MTPS Shares, the first Business Day of
each calendar month that any Series
2018 MTPS Shares are Outstanding.
(b)	"Dividend Period" means, with
respect to the Series 2018 MTPS Shares,
in the case of the first Dividend Period,
the period beginning on the Date of
Original Issue for such Series and ending
on and including June 30, 2015, and for
each subsequent Dividend Period, the
period beginning on and including the
first calendar day of the month
following the month in which the
previous Dividend Period ended and
ending on and including the last
calendar day of such month.
(c)	"Initial Purchaser" means, with
respect to the Series 2018 MTPS Shares,
the purchaser of the 2018 MTPS Shares
as of the Original Issue Date.
Section 9.	Additional Terms
Applicable to Series 2018 MTPS Shares.
The following additional terms shall
apply to Series 2018 MTPS Shares:
(a)	Optional Redemption.  For so
long as any of the Series 2018 MTPS
Shares are Outstanding and owned (or
deemed owned) by the Initial
Purchaser, the Fund may redeem
Outstanding Series 2018 MTPS Shares
pursuant to Section 2.5(c) of the MTPS
Statement solely for purposes of
decreasing the leverage of the Fund and
the Fund may not use proceeds from
the issuance of senior securities (as
such term is defined under the 1940
Act) in order to effect a redemption of
Outstanding Series 2018 MTPS Shares
pursuant to Section 2.5(c) of the MTPS
Statement.  Notwithstanding the
foregoing, during the six-month period
immediately preceding the Term
Redemption Date for Series 2018 MTPS
Shares, the Fund may redeem pursuant
to Section 2.5(c) of the MTPS Statement
all (but not less than all) Outstanding
Series 2018 MTPS Shares using the
proceeds from the issuance of senior
securities (as the term is defined under the 1940 Act) or otherwise without decreasing the leverage of the Fund.
[Signature page follows.]

IN WITNESS WHEREOF, Deutsche
Strategic Municipal Income Trust has
caused this Appendix to be signed on
May 29, 2015 in its name and on its
behalf by a duly authorized officer.



By:	/s/John Millette
_
	Name: 	John Millette
	Title: 	Vice President and
Secretary